Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that Shane Harrison (the “undersigned”) hereby constitutes and appoints Tana Murphy acting as the undersigned’s true and lawful attorney-in-fact to:
(1) prepare, execute, submit and file for and on behalf of the undersigned a Form ID, including any amendments thereto, and any other related documents or action necessary or appropriate to obtain or update from the Electronic Gathering and Retrieval System of the United States Securities and Exchange Commission (“SEC”), the codes, numbers and passphrases enabling the undersigned to make electronic filings with the SEC;

(2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete or execute any such Form ID, any amendments thereto and other related documents, and the timely file such forms, amendments thereto or other related documents with the SEC and any stock exchange or similar authority; and

(3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of any such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by any such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in any such attorney-in-fact’s discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that any such attorney-in-fact or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.

This Power of Attorney shall remain in full force and effect until the revocation by the undersigned in a signed writing.

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IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of August 19, 2026.

By:	/s/ Shane Harrison
Name: Shane Harrison
Title: Senior Vice President, Chief Financial Officer